Exhibit 99.1

Old Second Bancorp, Inc.		For Immediate Release
(NASDAQ:OSBC)		July 23, 2014

Contact:	J. Douglas Cheatham
Chief Financial Officer
(630) 906-5484

Old Second Reports Second Quarter Net Income of $2.0 million.

 Loans increased $21.5 million in the quarter -- Improved asset quality supports $1.0 million loan loss reserve release.

AURORA, IL, July 23, 2014 – Old Second Bancorp, Inc. (the “Company” or “Old Second”) (NASDAQ: OSBC), parent company of Old Second National Bank (the “Bank”), today announced financial results for the second quarter of 2014.  The Company reported net income of $2.0 million for the second quarter of 2014, compared to a net income of $3.5 million in the second quarter of 2013.  The Company’s net income available to common stockholders of $7.5 million or $0.26 per diluted share, for the quarter, compared to a net income available to common stockholders of $2.2 million, or $0.15 per diluted share, in the second quarter of 2013.  Second quarter 2014 net income to common stockholders reflects benefits to the Company from the redemption of Series B Preferred Stock further discussed below.  Absent these benefits, the Company realized $0.02 per diluted share in the quarter.

“We continued to build on past progress and return to consistent profitability,” said Chairman Bill Skoglund.  “Our experienced team of community banking professionals served established and new customers with an extensive collection of loan, deposit and wealth management products.  Our talented team of support professionals provided exciting and innovative services to customers and staff.  Unfortunately, our local economies continue to experience slow and uneven growth.  I would like to express my thanks to customers who choose Old Second as their financial partner and my admiration as well as respect for the excellent team of people who work at Old Second to provide wonderful services to Old Second customers and communities.”

The Company completed the redemption of certain of its Series B Fixed Rate Cumulative Preferred Stock (the “Series B Stock”) in the quarter.  As previously disclosed, the Company completed a public offering of common stock in April.  Net proceeds of over $64.0 million were used to pay the accrued but unpaid interest on trust preferred securities, the accumulated but unpaid dividends on the Series B Stock and to complete this redemption.  The redemption price for such Series B Stock was 94.75% of the liquidation value of the Series B Stock provided that the holders of shares entered into agreements to forbear payment of dividends due and to waive any rights to such dividend upon redemption.  The Company also redeemed all shares of Series B Stock held by directors of the Company on the same terms.

These redemptions at below liquidation value resulted in a benefit of $1.3 million to net income available to common stockholders in the quarter.  An additional benefit of $5.4 million reflecting both reversal of dividends previously accrued as well as dividends accumulated but not accrued by the Company and waived by holders upon redemption, is reflected in net income available to common stockholders.  Absent these benefits, the Company realized $0.02 per diluted share in the quarter.

Further, the Bank announced plans to close two branches later this year.  Customers have been notified by letter about plans to continue to provide Bank services from other existing locations as well as via online banking and remote banking capabilities.

Financial Highlights/Overview

•

Second quarter net income before tax declined by $396,000 from second quarter 2013 and $319,000 from first quarter 2014.  The decrease from second quarter 2013 was driven by lower residential banking income (down 55.4%) and lower loan loss reserve release.  The linked quarter decline reflects increased expense related to Other Real Estate Owned (“OREO”) and infrequent other expenses.

•

Second quarter net income available to common stockholders of $7.5 million includes benefits from the Preferred Stock redemption and compares to $2.2 million in second quarter 2013 and $630,000 in first quarter of this year.

•	The tax-equivalent net interest margin was 3.04% during the second quarter of 2014 compared to 3.07% in the same quarter of 2013 and 3.13% in first quarter of 2014.
•

Noninterest income of $7.5 million was $2.4 million lower than in the second quarter 2013 and $1.2 million greater than results in first quarter 2014.  The year over year comparison reflects lower residential banking income in 2014.  Second quarter 2013 further included a nonrecurring death benefit on bank owned life insurance.  On a linked quarter basis, trust income and residential banking income strengthened while gains on securities sales also were higher.

•

Noninterest expenses of $19.1 million were 11.6% lower in second quarter compared to second quarter 2013.  Expenses declined across several expense lines notably expense on OREO.  Second quarter expenses were up 8.8% compared to first quarter 2014.  Expense increased in second quarter on higher OREO expense and higher consulting, web site development, printing costs and franchise tax expense and a debit card fraud loss.

Capital Ratios

	June 30,	March 31,	June 30,
	2014	2014	2013
The Bank's leverage capital ratio	11.28%	11.12%	10.40%
The Bank's total risk-based capital ratio	18.29%	17.83%	16.30%
The Company's leverage capital ratio	9.51%	7.29%	5.46%
The Company's total risk-based capital ratio	17.66%	15.19%	14.03%
The Company's tangible common equity to tangible assets	7.09%	3.68%	(0.18)%

The Company’s total risk-based capital ratio has been adjusted this quarter to correctly account for the Company's subordinated debt, a portion of which was excluded from Tier 2 capital because the subordinated debt is within five years of maturity.  This change has also been made in prior quarters and has resulted in an immaterial reduction in the Company's total risk-based capital ratio for those periods.  The reduction in regulatory capital amounts and ratios has no impact on the Company's historical consolidated financial statements or stockholders' equity, which were stated in accordance with generally accepted accounting principles.

Asset Quality & Earning Assets

•	Nonperforming loans declined by $10.9 million during the six months of 2014 to $28.9 million at June 30, 2014, from $39.8 million at December 31, 2013.
•

OREO declined from $41.5 million at December 31, 2013, and $40.2 million at March 31, 2014, to $39.2 million at June 30, 2014.  OREO dispositions totaling $4.9 million in the second quarter 2014 were largely offset by new OREO of $4.7 million.  The remaining decline in the quarter reflects valuation reserve changes on the portfolio offset by a nominal amount of management authorized improvement work on a property in severe disrepair.

•	Loans increased $31.5 million since year end and $21.5 million in second quarter. Period end commercial loans grew 8.6% in the quarter.

•

Securities held-to-maturity at amortized cost of $264.7 million at June 30, 2014, were essentially unchanged from March 31, 2014.  The end of second quarter total compares to $256.6 million held-to-maturity at year end 2013.  Quarter end June 30, 2014, available-for-sale securities at fair value total $329.8 million and were down from $400.2 million at end of first quarter 2014.

•	Continued improvements in asset quality justified a $1.0 million loan loss reserve release in the quarter marking the sixth consecutive quarter with a reserve release.

Net Interest Income1

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

Three Months ended June 30, 2014, and 2013

(Dollar amounts in thousands - unaudited)

		2014				2013
	Average			Average
	Balance	Interest	Rate	Balance		Interest	Rate
Assets
Interest bearing deposits	$30,333	$20	0.26%	$43,933		$27	0.24%
Securities:
Taxable	628,766	3,352	2.13	569,877		2,698	1.89
Non-taxable (tax equivalent)	23,613	182	3.08	20,752		268	5.17
Total securities	652,379	3,534	2.17	590,629		2,966	2.01
Dividends from FRB and FHLB stock	10,292	78	3.03	10,742		76	2.83
Loans and loans held-for-sale (1)	1,120,918	13,104	4.62	1,118,892		13,974	4.94
Total interest earning assets	1,813,922	16,736	3.66	1,764,196	-	17,043	3.83
Cash and due from banks	36,827	-	-	22,948		-	-
Allowance for loan losses	(25,146)	-	-	(38,228)		-	-
Other noninterest bearing assets	233,369	-	-	194,782		-	-
Total assets	$2,058,972			$1,943,698

Liabilities and Stockholders' Equity
NOW accounts	$309,380	$65	0.08%	$297,918		$65	0.09%
Money market accounts	309,843	83	0.11	319,236		115	0.14
Savings accounts	242,512	40	0.07	230,822		41	0.07
Time deposits	457,818	1,210	1.06	497,262		1,800	1.45
Interest bearing deposits	1,319,553	1,398	0.42	1,345,238		2,021	0.60
Securities sold under repurchase agreements	25,224	-	-	24,692		-	-
Other short-term borrowings	8,681	3	0.14	769		-	-
Junior subordinated debentures	58,378	1,388	9.51	58,378		1,314	9.00
Subordinated debt	45,000	198	1.74	45,000		205	1.80
Notes payable and other borrowings	500	4	3.16	500		4	3.16
Total interest bearing liabilities	1,457,336	2,991	0.82	1,474,577		3,544	0.96
Noninterest bearing deposits	389,926	-	-	357,802		-	-
Other liabilities	19,210	-	-	35,202		-	-
Stockholders' equity	192,500	-	-	76,117		-	-
Total liabilities and stockholders' equity	$2,058,972			$1,943,698
Net interest income (tax equivalent)		$13,745				$13,499
Net interest income (tax equivalent)
to total earning assets			3.04%				3.07%
Interest bearing liabilities to earning assets	80.34%			83.58%

1 Interest income from loans is shown on a tax equivalent basis as discussed in the table on page 18 and includes fees of $563,000 and $551,000 for the second quarter of 2014 and 2013, respectively.  Nonaccrual loans are included in the above stated average balances.

Note: Tax equivalent basis is calculated using a marginal tax rate of 35%.

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

Six Months ended June 30, 2014, and 2013

(Dollar amounts in thousands - unaudited)

	2014			2013
	Average			Average
	Balance	Interest	Rate	Balance		Interest	Rate
Assets
Interest bearing deposits	$27,072	$35	0.26%	$56,395		$69	0.24%
Securities:
Taxable	622,634	6,854	2.20	559,114		4,996	1.79
Non-taxable (tax equivalent)	21,101	410	3.89	15,407		451	5.85
Total securities	643,735	7,264	2.26	574,521		5,447	1.90
Dividends from FRB and FHLB stock	10,292	154	2.99	10,971		152	2.77
Loans and loans held-for-sale (1)	1,113,704	26,092	4.66	1,131,210		28,945	5.09
Total interest earning assets	1,794,803	33,545	3.72	1,773,097	-	34,613	3.89
Cash and due from banks	33,383	-	-	26,411		-	-
Allowance for loan losses	(26,118)	-	-	(38,609)		-	-
Other noninterest bearing assets	234,760	-	-	199,076		-	-
Total assets	$2,036,828			$1,959,975

Liabilities and Stockholders' Equity
NOW accounts	$306,483	$129	0.08%	$294,504		$129	0.09%
Money market accounts	312,309	177	0.11	324,279		238	0.15
Savings accounts	238,455	81	0.07	226,380		82	0.07
Time deposits	462,950	2,531	1.10	501,450		3,653	1.47
Interest bearing deposits	1,320,197	2,918	0.45	1,346,613		4,102	0.61
Securities sold under repurchase agreements	24,884	1	0.01	22,490		1	0.01
Other short-term borrowings	6,409	4	0.12	22,182		19	0.17
Junior subordinated debentures	58,378	2,775	9.51	58,378		2,601	8.91
Subordinated debt	45,000	394	1.74	45,000		401	1.77
Notes payable and other borrowings	500	8	3.18	500		8	3.18
Total interest bearing liabilities	1,455,368	6,100	0.84	1,495,163		7,132	0.96
Noninterest bearing deposits	381,863	-	-	355,651		-	-
Other liabilities	28,940	-	-	34,398		-	-
Stockholders' equity	170,657	-	-	74,763		-	-
Total liabilities and stockholders' equity	$2,036,828			$1,959,975
Net interest income (tax equivalent)		$27,445				$27,481
Net interest income (tax equivalent)
to total earning assets			3.08%				3.13%
Interest bearing liabilities to earning assets	81.09%			84.32%

1 Interest income from loans is shown on a tax equivalent basis as discussed in the table on page 18 and includes fees of $1.1 million and $1.2 million for the first six months of 2014 and 2013, respectively.  Nonaccrual loans are included in the above stated average balances.

Note: Tax equivalent basis is calculated using a marginal tax rate of 35%.

Net interest and dividend income on a linked quarter basis was essentially unchanged.  Quarterly average earning assets increased $49.7 million from the second quarter 2013 total of $1.76 billion.  Management continued to emphasize asset quality in marketable securities purchases and the year over year average volume for total securities increased markedly.  Loan growth in each of the last two quarters, resulted in a year over year second quarter average loans increase.  On a linked quarter basis, second quarter average earning assets increased $38.5 million with increases in both securities and loans.

Asset Quality

Nonperforming loans consist of nonaccrual loans, nonperforming restructured accruing loans and loans 90 days or greater past due but still accruing.  Total nonperforming loans were $28.9 million at June 30, 2014,  down from $38.6 million at March 31, 2014.

Net charge offs for the second quarter of 2014 were lower on a linked quarter basis but  reflect increases in both charge-offs and recoveries compared to the first quarter.

	Classified loans as of			June 30, 2014 Dollar Change From
(in thousands)	June 30,	March 31,	June 30,	March 31,	June 30,
	2014	2014	2013	2014	2013
Real estate-construction	$4,330	$6,430	$7,005	$(2,100)	$(2,675)
Real estate-residential:
Investor	5,312	7,674	13,968	(2,362)	(8,656)
Owner occupied	5,841	6,847	11,008	(1,006)	(5,167)
Revolving and junior liens	3,097	3,645	5,086	(548)	(1,989)
Real estate-commercial, nonfarm	19,634	27,633	43,827	(7,999)	(24,193)
Real estate-commercial, farm	-	-	53	-	(53)
Commercial	312	455	705	(143)	(393)
Other	1	-	1	1	-
	$38,527	$52,684	$81,653	$(14,157)	$(43,126)

Classified loans include nonaccrual, performing troubled debt restructurings and all other loans considered substandard.  Classified loans of $38.5 million at June 30, 2014, were down from $52.7 million at March 31, 2014.

Allowance for Loan and Lease Losses

The bank’s allowance for loan loss methodology generates an accounting estimate of loan and lease losses as of the financial statement date and incorporates management’s current judgments about the credit quality of the loan portfolio.  The methodology is subject to periodic review by the Company’s independent auditors and banking regulators.  No significant methodology changes were made in 2014.

Under established and reviewed methodology, management updated the appropriate specific allocations in the second quarter after receiving more recent appraisal valuations or information on cash flow trends related to the impaired credits.  Specific allocations decreased markedly from December 31, 2013, but increased from first quarter 2014.  Loan balances subject to general factors increased as of June 30, 2014, from year end 2013 and March 31, 2014.  Management determined the estimate for the allowance for loan losses based upon a number of factors, including an evaluation of credit market circumstances, loan growth or contraction, the quality of the loan portfolio and loan loss experience.

Given the improvement in the overall loan portfolio as discussed in the Asset Quality section,

management concluded an additional $1.0 million reserve release in the quarter was appropriate.

Other Real Estate Owned

OREO decreased modestly by $1.0 million from $40.2 million at March 31, 2014, to $39.2 million at June 30, 2014.  OREO activity (property additions, disposals) as well as period valuation adjustments recorded in the relevant periods, is specified below.  Overall, a net gain on sale of $23,000 was realized in the second quarter.

	Three Months Ended		Year to Date
(in thousands)	June 30,		June 30,
	2014	2013	2014	2013
Beginning balance	$40,220	$65,663	$41,537	$72,423
Property additions	4,655	4,196	9,343	11,181
Development improvements	131	-	131	50
Less:
Property disposals	4,949	7,804	10,518	19,465
Period valuation adjustments	825	2,590	1,261	4,724
Other real estate owned	$39,232	$59,465	$39,232	$59,465

OREO Properties by Type

(in thousands)	June 30, 2014		March 31, 2014		June 30, 2013
	Amount	% of Total	Amount	% of Total	Amount	% of Total
Single family residence	$3,485	9%	$4,730	12%	$8,161	14%
Lots (single family and commercial)	15,002	38%	14,298	36%	23,781	40%
Vacant land	2,595	7%	3,135	8%	3,266	5%
Multi-family	5,175	13%	5,045	12%	2,210	4%
Commercial property	12,975	33%	13,012	32%	22,047	37%
Total OREO properties	$39,232	100%	$40,220	100%	$59,465	100%

Noninterest Income

				2nd Qtr 2014
	Three Months Ended			Dollar Change From
(in thousands)	June 30,	March 31,	June 30,	1st Qtr	2nd Qtr
	2014	2014	2013	2014	2013

Trust income	$1,677	$1,459	$1,681	$218	$(4)
Service charges on deposits	1,796	1,720	1,799	76	(3)
Residential mortgage banking revenue	1,257	727	2,821	530	(1,564)
Securities (loss) gains, net	295	(69)	745	364	(450)
Increase in cash surrender value of bank-owned life insurance	366	358	372	8	(6)
Death benefit realized on bank-owned life insurance	-	-	375	-	(375)
Debit card interchange income	930	830	900	100	30
Other income	1,160	1,296	1,147	(136)	13
Total noninterest income	$7,481	$6,321	$9,840	$1,160	$(2,359)

Trust income and service charges on deposits improved from first quarter to the levels recorded in second quarter 2013.  Residential mortgage banking revenues strengthened from the relatively weak result in first quarter but are down from results in second quarter 2013 and were down 62.4% year to date.  Debit card interchange income in second quarter reflects a return to normal quarterly results after seasonally low first quarter 2014.

Noninterest Expense

				2nd Qtr 2014
	Three Months Ended			Dollar Change From
(in thousands)	June 30,	March 31,	June 30,	1st Qtr	2nd Qtr
	2014	2014	2013	2014	2013

Salaries	$7,128	$6,872	$6,987	$256	$141
Bonus	592	709	621	(117)	(29)
Benefits and other	1,463	1,520	1,569	(57)	(106)
Total salaries and employee benefits	9,183	9,101	9,177	82	6
Occupancy expense, net	1,185	1,481	1,242	(296)	(57)
Furniture and equipment expense	984	983	1,104	1	(120)
FDIC insurance	627	279	1,024	348	(397)
General bank insurance	343	489	491	(146)	(148)
Amortization of core deposit intangible assets	511	512	525	(1)	(14)
Advertising expense	459	303	328	156	131
Debit card interchange expense	412	378	362	34	50
Legal fees	409	257	486	152	(77)
Other real estate owned expense, net	1,650	1,008	3,302	642	(1,652)
Other expense	3,289	2,725	3,510	564	(221)
Total noninterest expense	$19,052	$17,516	$21,551	$1,536	$(2,499)

Expense was up in second quarter from first quarter essentially on higher expenses related to OREO and several expenses described earlier reported above as other expense.  Expenses for retail advertising and debit card services as well as legal expense for corporate matters increased on a linked quarter basis.  Expenses decreased in second quarter 2014 compared to the same period in 2013 on sharply lower expense related to OREO.  All expense information in this release incorporates a year end 2013 Company decision to reclassify OREO revenues from noninterest income to noninterest expense.

Additional Loan Detail

				June 30, 2014
	Major Classification of Loans as of			Dollar Change From
(in thousands)	June 30,	March 31,	June 30,	March 31,	June 30,
	2014	2014	2013	2014	2013
Commercial	$106,752	$98,321	$86,173	$8,431	$20,579
Real estate - commercial	599,796	579,297	563,061	20,499	36,735
Real estate - construction	32,265	32,016	34,964	249	(2,699)
Real estate - residential	368,592	375,781	386,504	(7,189)	(17,912)
Consumer	3,064	2,837	2,793	227	271
Overdraft	381	301	505	80	(124)
Lease financing receivables	8,722	9,227	11,863	(505)	(3,141)
Other	12,700	13,019	16,371	(319)	(3,671)
	1,132,272	1,110,799	1,102,234	21,473	30,038
Net deferred loan costs	475	438	469	37	6
	$1,132,747	$1,111,237	$1,102,703	$21,510	$30,044

Second quarter loan production resulted in a  $21.5 million increase in loans outstanding from first quarter period end. Period end commercial loans increased 8.6% in the quarter.  Emphasis was again placed on transactions in our core market area that the Company expects will develop as long term relationship opportunities. Ongoing slow paced demand from qualified borrowers, borrower reluctance to drawdown on existing credit lines and the competitive landscape hindered growth in the loan portfolio.  Management continued to emphasize loan portfolio quality and reductions in transactional business.  Current client relationships more closely reflect core clientele with resulting reduction in portfolio runoff.

Additional Securities Detail

				June 30, 2014
(in thousands)	Securities Portfolio As of			Dollar Change From
	June 30,	March 31,	June 30,	March 31,	June 30,
Securities available-for-sale, at fair value	2014	2014	2013	2014	2013

U.S. Treasury	$1,538	$1,540	$1,547	$(2)	$(9)
U.S. government agencies	1,653	1,665	6,726	(12)	(5,073)
U.S. government agency mortgage-backed	-	-	52,414	-	(52,414)
States and political subdivisions	15,753	26,459	20,119	(10,706)	(4,366)
Corporate bonds	31,350	31,272	34,429	78	(3,079)
Collateralized mortgage obligations	33,083	51,124	168,505	(18,041)	(135,422)
Asset-backed securities	246,437	288,152	290,853	(41,715)	(44,416)
Collateralized debt obligations	-	-	10,344	-	(10,344)
Total securities available-for-sale	$329,814	$400,212	$584,937	$(70,398)	$(255,123)
Securities held-to-maturity, at amortized cost
U.S. government agency mortgage-backed	$37,306	$35,292	$-	$2,014	$37,306
Collateralized mortgage obligations	227,377	229,006	-	(1,629)	227,377
Total securities held-to-maturity	$264,683	$264,298	$-	$385	$264,683

Total securities	$594,497	$664,510	$584,937	$(70,013)	$9,560

Total securities decreased from $664.5 million at March 31, 2014, to $594.5 million at June 30, 2014.  Held-to-maturity securities of $264.7 million at June 30, 2014, were essentially unchanged from the end of first quarter.  Available-for-sale securities were $400.2 million at March 31, 2014, and declined to $329.8 million at end of second quarter.

Additionally, the Company owned securities from five issuers where each holding exceeded 10% of total stockholders’ equity.   Company investment managers have assessed the quality of the issuers to confirm that underwriting standards meet expectation and the requirements under Investment Policy.  Further, all of these securities are guaranteed by the U. S. Department of Education.

Deposits Detail

				June 30, 2014
	Deposit Detail As of			Dollar Change From
(in thousands)	June 30,	March 31,	June 30,	March 31,	June 30,
	2014	2014	2013	2014	2013
Noninterest bearing	$393,964	$387,090	$366,406	$6,874	$27,558
Savings	238,167	244,944	227,687	(6,777)	10,480
NOW accounts	310,721	309,385	287,492	1,336	23,229
Money market accounts	304,766	318,192	312,773	(13,426)	(8,007)
Certificates of deposits:
of less than $100,000	274,971	282,569	306,302	(7,598)	(31,331)
of $100,000 or more	178,235	182,101	189,963	(3,866)	(11,728)
	$1,700,824	$1,724,281	$1,690,623	$(23,457)	$10,201

The end of second quarter 2014 deposit total declined by $23.5 million from period end first quarter 2014 and up $10.2 million from June 30, 2013.  The availability of other liquidity sources reduced the need for deposit funding.

Borrowings

The Company's borrowings at the FHLBC require the Bank to be a member and invest in the stock of the FHLBC and total borrowings are generally limited to the lower of 35% of total assets or 60% of the book value of certain mortgage loans.  As of June 30, 2014, the Bank had no FHLBC advances.

At June 30, 2014, the Company continued to be out of compliance with one of the financial covenants contained in the debt agreement supporting the $45.5 million credit facility with a correspondent bank.  Prior to 2013, the Company had been out of compliance with two of the financial covenants.  The Company has timely made all required interest payments on the outstanding principal amounts.

Capital

At June 30, 2014, the Bank’s Tier 1 capital leverage ratio was 11.28%, up 16 basis points from March 31, 2014.  The Bank’s total capital ratio was 18.29%, up 46 basis points from March 31, 2014.The Bank’s board of directors has determined that the Bank should maintain a Tier 1 leverage capital ratio at or above 8% and a total risk-based capital ratio at or above 12%.  The Bank currently exceeds those thresholds.  Ratios as of June, 2014 reflect additional capital from previously disclosed capital raise.

At June 30, 2014, the Company, on a consolidated basis, exceeded the minimum thresholds to be considered “adequately capitalized” under current regulatory defined capital ratios.  The Company and the Bank are subject to regulatory capital requirements administered by federal banking agencies.  In addition to the above regulatory ratios, the Company’s non-GAAP tangible common equity to tangible assets increased to 7.09% at June 30, 2014, compared to 3.68% at March 31, 2014.  The Tier 1 common equity to risk weighted assets increased to 6.48% at June 30, 2014, compared to 1.27% at March 31, 2014.

Non-GAAP Presentations: Management has traditionally disclosed certain non-GAAP ratios to evaluate and measure the Company’s performance, including a net interest margin calculation.  The net interest margin is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period.  Management believes this measure provides investors with information regarding balance sheet profitability.  Consistent with industry practice, management also disclosed the tangible common equity to tangible assets and the Tier 1 common equity to risk weighted assets in the discussion immediately above and in the following tables.  The tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Forward Looking Statements: This report may contain forward-looking statements.  Forward looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or other indications that the particular statements are not based upon facts but are rather based upon the Company’s beliefs as of the date of this release.  Actual events and results may differ significantly from those described in such forward-looking statements, due to changes in the economy, interest rates or other factors.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  For additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results or cause actual results to differ substantially from those discussed or implied in forward looking statements contained in this release, please review our filings with the Securities and Exchange Commission.

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share data)

	(Unaudited)
	June 30,	December 31,
	2014	2013
Assets
Cash and due from banks	$73,646	$33,210
Interest bearing deposits with financial institutions	19,412	14,450
Cash and cash equivalents	93,058	47,660
Securities available-for-sale, at fair value	329,814	372,191
Securities held-to-maturity, at amortized cost	264,683	256,571
Federal Home Loan Bank and Federal Reserve Bank stock	10,292	10,292
Loans held-for-sale	4,559	3,822
Loans	1,132,747	1,101,256
Less: allowance for loan losses	23,856	27,281
Net loans	1,108,891	1,073,975
Premises and equipment, net	45,242	46,005
Other real estate owned	39,232	41,537
Mortgage servicing rights, net	5,501	5,807
Core deposit, net	154	1,177
Bank-owned life insurance (BOLI)	56,134	55,410
Deferred tax assets, net	71,778	75,303
Other assets	17,526	14,284
Total assets	$2,046,864	$2,004,034

Liabilities
Deposits:
Noninterest bearing demand	$393,964	$373,389
Interest bearing:
Savings, NOW, and money market	853,654	836,300
Time	453,206	472,439
Total deposits	1,700,824	1,682,128
Securities sold under repurchase agreements	38,133	22,560
Other short-term borrowings	-	5,000
Junior subordinated debentures	58,378	58,378
Subordinated debt	45,000	45,000
Notes payable and other borrowings	500	500
Other liabilities	11,411	42,776
Total liabilities	1,854,246	1,856,342

Stockholders’ Equity
Preferred stock	47,331	72,942
Common stock	34,365	18,830
Additional paid-in capital	115,183	66,212
Retained earnings	96,927	92,549
Accumulated other comprehensive loss	(5,339)	(7,038)
Treasury stock	(95,849)	(95,803)
Total stockholders’ equity	192,618	147,692
Total liabilities and stockholders’ equity	$2,046,864	$2,004,034

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except share data)

	(unaudited)		(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Interest and dividend income
Loans, including fees	$13,046	$13,912	$25,984	$28,826
Loans held-for-sale	29	45	54	86
Securities:
Taxable	3,352	2,698	6,854	4,996
Tax exempt	118	174	266	293
Dividends from Federal Reserve Bank and Federal Home Loan Bank stock	78	76	154	152
Interest bearing deposits with financial institutions	20	27	35	69
Total interest and dividend income	16,643	16,932	33,347	34,422
Interest expense
Savings, NOW, and money market deposits	188	221	387	449
Time deposits	1,210	1,800	2,531	3,653
Other short-term borrowings	3	-	5	20
Junior subordinated debentures	1,388	1,314	2,775	2,601
Subordinated debt	198	205	394	401
Notes payable and other borrowings	4	4	8	8
Total interest expense	2,991	3,544	6,100	7,132
Net interest and dividend income	13,652	13,388	27,247	27,290
Loan loss reserve release	(1,000)	(1,800)	(2,000)	(4,300)
Net interest and dividend income after provision for loan losses	14,652	15,188	29,247	31,590
Noninterest income
Trust income	1,677	1,681	3,136	3,172
Service charges on deposits	1,796	1,799	3,516	3,475
Secondary mortgage fees	155	267	267	497
Mortgage servicing gain, net of changes in fair value	64	743	17	987
Net gain on sales of mortgage loans	1,038	1,811	1,700	3,787
Securities gains, net	295	745	226	2,198
Increase in cash surrender value of bank-owned life insurance	366	372	724	779
Death benefit realized on bank-owned life insurance	-	375	-	375
Debit card interchange income	930	900	1,760	1,692
Other income	1,160	1,147	2,456	2,885
Total noninterest income	7,481	9,840	13,802	19,847
Noninterest expense
Salaries and employee benefits	9,183	9,177	18,284	18,209
Occupancy expense, net	1,185	1,242	2,666	2,521
Furniture and equipment expense	984	1,104	1,967	2,248
FDIC insurance	627	1,024	906	2,059
General bank insurance	343	491	832	1,340
Amortization of core deposit	511	525	1,023	1,050
Advertising expense	459	328	762	494
Debit card interchange expense	412	362	790	706
Legal fees	409	486	666	809
Other real estate expense, net	1,650	3,302	2,658	6,399
Other expense	3,289	3,510	6,014	6,654
Total noninterest expense	19,052	21,551	36,568	42,489
Income before income taxes	3,081	3,477	6,481	8,948
Provision for income taxes	1,060	-	2,258	-
Net income	$2,021	$3,477	$4,223	$8,948
Preferred stock dividends and accretion of discount	1,348	1,305	2,920	2,594
Dividends waived upon preferred stock redemption	(5,433)	-	(5,433)	-
Gain on preferred stock redemption	(1,348)	-	(1,348)	-
Net income available to common stockholders	$7,454	$2,172	$8,084	$6,354

Basic earnings per share	$0.26	$0.15	$0.38	$0.45
Diluted earnings per share	0.26	0.15	0.38	0.45

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Statements of Operations

(In thousands, except share data, unaudited)

	2013				2014
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Interest and Dividend Income
Loans, including fees	$14,914	$13,912	$14,327	$13,040	$12,938	$13,046
Loans held-for-sale	41	45	38	32	25	29
Securities:
Taxable	2,298	2,698	3,113	3,583	3,502	3,352
Tax exempt	119	174	148	146	148	118
Dividends from Federal Reserve Bank and Federal Home Loan Bank stock	76	76	76	76	76	78
Interest bearing deposits with financial institutions	42	27	22	17	15	20
Total interest and dividend income	17,490	16,932	17,724	16,894	16,704	16,643
Interest Expense
Savings, NOW, and money market deposits	228	221	206	204	199	188
Time deposits	1,853	1,800	1,674	1,447	1,321	1,210
Other short-term borrowings	20	-	6	2	2	3
Junior subordinated debentures	1,287	1,314	1,336	1,361	1,387	1,388
Subordinated debt	196	205	209	201	196	198
Notes payable and other borrowings	4	4	4	4	4	4
Total interest expense	3,588	3,544	3,435	3,219	3,109	2,991
Net interest and dividend income	13,902	13,388	14,289	13,675	13,595	13,652
Loan loss reserve release	(2,500)	(1,800)	(1,750)	(2,500)	(1,000)	(1,000)
Net interest and dividend income after provision for loan losses	16,402	15,188	16,039	16,175	14,595	14,652
Noninterest Income
Trust income	1,491	1,681	1,494	1,673	1,459	1,677
Service charges on deposits	1,677	1,799	1,904	1,877	1,720	1,796
Secondary mortgage fees	230	267	183	141	112	155
Mortgage servicing gain (loss), net of changes in fair value	244	743	235	691	(47)	64
Net gain on sales of mortgage loans	1,976	1,811	814	1,026	662	1,038
Securities gains (losses), net	1,453	745	(7)	(4,103)	(69)	295
Increase in cash surrender value of bank-owned life insurance	407	372	419	405	358	366
Death benefit realized on bank-owned life insurance	-	375	6	-	-	-
Debit card interchange income	792	900	873	893	830	930
Other income	1,737	1,147	1,549	1,263	1,296	1,160
Total noninterest income	10,007	9,840	7,470	3,866	6,321	7,481
Noninterest Expense
Salaries and employee benefits	9,032	9,177	9,299	9,180	9,101	9,183
Occupancy expense, net	1,279	1,242	1,266	1,245	1,481	1,185
Furniture and equipment expense	1,144	1,104	1,026	990	983	984
FDIC insurance	1,035	1,024	987	981	279	627
General bank insurance	849	491	489	489	489	343
Amortization of core deposit	525	525	524	525	512	511
Advertising expense	166	328	347	384	303	459
Debit card interchange expense	344	362	366	361	378	412
Legal fees	323	486	615	642	257	409
Other real estate expense, net	3,097	3,302	2,544	1,804	1,008	1,650
Other expense	3,144	3,510	3,119	3,472	2,725	3,289
Total noninterest expense	20,938	21,551	20,582	20,073	17,516	19,052
Income before income taxes	5,471	3,477	2,927	(32)	3,400	3,081
(Benefit) provision for income taxes	-	-	(69,997)	(245)	1,198	1,060
Net income	5,471	3,477	72,924	213	2,202	2,021
Preferred stock dividends and accretion of discount	1,289	1,305	1,323	1,341	1,572	1,348
Dividends waived upon preferred stock redemption	-	-	-	-	-	(5,433)
Gain on preferred stock redemption	-	-	-	-	-	(1,348)
Net income available to common stockholders	$4,182	$2,172	$71,601	$(1,128)	$630	$7,454

Basic earnings (loss) per share	$0.30	$0.15	$5.08	$(0.08)	$0.04	$0.26
Diluted earnings (loss) per share	0.30	0.15	5.08	(0.08)	0.04	0.26

The table below provides a reconciliation of each non GAAP tax equivalent measure to the GAAP equivalent for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net Interest Margin
Interest income (GAAP)	$16,643	$16,932	$33,347	$34,422
Taxable-equivalent adjustment:
Loans	29	17	54	33
Securities	64	94	144	158
Interest income - TE	16,736	17,043	33,545	34,613
Interest expense (GAAP)	2,991	3,544	6,100	7,132
Net interest income -TE	$13,745	$13,499	$27,445	$27,481
Net interest income (GAAP)	$13,652	$13,388	$27,247	$27,290
Average interest earning assets	$1,813,922	$1,764,196	$1,794,803	$1,773,097
Net interest margin (GAAP)	3.02%	3.04%	3.06%	3.10%
Net interest margin - TE	3.04%	3.07%	3.08%	3.13%

	(unaudited)		(unaudited)
	As of June 30,		As of December 31,
(dollars in thousands)	2014	2013	2013

Tier 1 capital
Total equity	$192,618	$71,102	$147,692
Tier 1 adjustments:
Trust preferred securities allowed	56,625	27,195	51,577
Cumulative other comprehensive loss (income)	5,339	10,484	7,038
Disallowed goodwill and intangible assets	(154)	(2,226)	(1,177)
Disallowed deferred tax assets	(64,302)	-	(70,350)
Other	(550)	(530)	(581)
Tier 1 capital	$189,576	$106,025	$134,199

Total capital
Tier 1 capital	$189,576	$106,025	$134,199
Tier 2 additions:
Allowable portion of allowance for loan losses	16,597	17,016	15,898
Additional trust preferred securities disallowed for tier 1 capital	-	29,430	5,048
Subordinated debt	27,000	36,000	36,000
Tier 2 additions subtotal	43,597	82,446	56,946
Allowable Tier 2	43,597	82,446	56,946
Other Tier 2 capital components	(6)	(6)	(6)
Total capital	$233,167	$188,465	$191,139

Tangible common equity
Total equity	$192,618	$71,102	$147,692
Less: Preferred equity	47,331	72,396	72,942
Goodwill and intangible assets	154	2,226	1,177
Tangible common equity	$145,133	$(3,520)	$73,573

Tier 1 common equity
Tangible common equity	$145,133	$(3,520)	$73,573
Tier 1 adjustments:
Cumulative other comprehensive income	5,339	10,484	7,038
Other	(64,852)	(530)	(70,931)
Tier 1 common equity	$85,620	$6,434	$9,680

Tangible assets
Total assets	$2,046,864	$1,932,934	$2,004,034
Less:
Goodwill and intangible assets	154	2,226	1,177
Tangible assets	$2,046,710	$1,930,708	$2,002,857

Total risk-weighted assets
On balance sheet	$1,283,134	$1,308,166	$1,224,438
Off balance sheet	37,403	35,125	36,023
Total risk-weighted assets	$1,320,537	$1,343,291	$1,260,461

Average assets
Total average assets for leverage	$1,993,966	$1,940,942	$1,927,217